Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-25277, 333-40307, 333-32318, 333-41384, 333-53776, 333-57378, 333-73982, 333-100837, 333-109627, 333-113200, 333-119640, 333-125448, 333-128098, 333-133564, 333-138337, 333-139835, 333-147034, 333-149375, 333-154867, 333-162696, 333-167619, 333-170089, 333-172081, 333-178213, 333-184259, 333-185216, 333-186967, 333-192564, 333-200586, 333-208309, 333-209570, 333-214886, 333-219061, 333-220230, 333-221809, 333-228464, 333-232187 and 333-234762 on Form S-8, Registration Statement Nos. 333-185217, 333-208311, 333-223154, 333-26163, 333-41386 and 333-74979 on Form S-3 of our reports dated June 15, 2020, relating to the consolidated financial statements of NetApp, Inc. and subsidiaries, and the effectiveness of NetApp, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of NetApp, Inc. for the year ended April 24, 2020.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

June 15, 2020